UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest event Reported): December 19, 2011 (December 15, 2011)

CHINA SHENGDA PACKAGING GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34997	26-1559574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 2 Beitang Road
Xiaoshan Economic and Technological Development Zone
Hangzhou, Zhejiang Province 311215
 People's Republic of China
(Address of principal executive offices)

(86) 571-82838805
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

Item 8.01 Other Events.

On December 15, 2011, China Shengda Packaging Group Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that its common stock had regained compliance with NASDAQ Listing Rule 5450(a)(1), relating to the requirement to maintain a closing bid price of $1.00 (the “Minimum Bid Price Rule”). The Notice indicated that NASDAQ determined that the closing bid price of the Company’s common stock had been at $1.00 per share or greater for ten consecutive business days, from December 1, 2011 to December 14, 2011. As previously disclosed, on October 27, 2011, the Company received a letter from NASDAQ notifying it of its failure to comply with the Minimum Bid Price Rule. The Notice indicated that this matter is now closed.

The Company issued a press release on December 19, 2011, announcing that it regained compliance with the Bid Price Rule. A copy of the press release is attached as exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2011

CHINA SHENGDA PACKAGING GROUP INC.

/s/ Daliang Teng
Daliang Teng
Chief Executive Officer
(Principal Executive Officer)